Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$754,522
Unrealized Gain (Loss) on Market Value of Futures	158,449
Dividend Income	349
Interest Income	31
Total Income (Loss)	$913,351

Expenses
Investment Advisory Fee	$6,219
Brokerage Commissions	740
SEC & FINRA Registration Expense	620
NYMEX License Fee	253
Prepaid Insurance Expense	189
Non-interested Directors' Fees and Expenses	73
Other Expenses	16,988
Total Expenses	25,082
Expense Waiver	(15,433)
Net Expenses	$9,649
Net Gain (Loss)	$903,702

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/11	$11,928,209
Net Gain (Loss)	903,702

Net Asset Value End of Period	$12,831,911
Net Asset Value Per Unit (400,000 Units)	$32.08

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502